77Q: EXHIBITS

INVESTMENT ADVISORY CONTRACT

PIMCO FUNDS
840 Newport Center Drive
Newport Beach, California 92660

May 5, 2000



Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California  92660

Dear Sirs:

	This will confirm the agreement between the undersigned
(the "Trust") and Pacific Investment Management Company LLC (the "Adviser") as follows:

1.	The Trust is an open-end investment company which has separate investment portfolios, listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time
(the publicly registered funds are collectively defined as the Funds and each, a Fund; the privately registered portfolios are collectively defined as the Portfolios and each, a Portfolio), all of which are subject to this agreement, as supplemented. Additional investment portfolios may be established in the future. This Contract shall pertain to the Funds and Portfolios and to such additional investment portfolios as shall be designated in amendments or Supplements to this Contract, as further agreed between the Trust and the Adviser. Ten separate classes of shares of beneficial interest in the Trust may be offered to investors in each Fund. The Trust engages in the business of investing and reinvesting the assets of each Fund and Portfolio in the manner and in accordance with the investment objective and restrictions applicable to that Fund and Portfolio as specifiedin the currently effective Prospectus (the "Prospectus") for the Trust included in the registration statements, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "1933 Act"). Copies of the documents referred to in the preceding sentence have been furnished to the Adviser. Any amendments to those documents shall be furnished to the Adviser promptly. Pursuant to a Distribution Contract, as amended (the "Distribution Contract"), between the Trust and PIMCO Advisors Distributors LLC (the "Distributor"), the Funds and Portfolios have employed the Distributor to serve as principal underwriter for the shares of beneficial interest of the Trust. Pursuant to an Administration Agreement ("Administration Agreement") between the Trust and the Adviser, the Trust has also retained the Adviser to provide the Funds and Portfolios with administrative and other services.
2.	 The Trust hereby appoints the Adviser to provide the investment advisory services specified in this Contract and the Adviser hereby accepts such appointment.
3.	(a)	The Adviser shall, at its expense, (i) employ or
associate withitself such persons as it believes appropriate to assist it in performing its obligations under this Contract and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Contract. The Adviser may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve the Adviser of any of its obligations hereunder, nor shall the
Trust be responsible for any additional fees or expenses hereunder as a result.
		(b)	The Trust shall be responsible for all of its
expenses and liabilities, including compensation of its Trustees who are not affiliated with the Adviser, the Distributor or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trusts independent accountants and legal counsel;
trade association membership dues; fees and expenses of any custodian (including maintenance of books and accounts and calculation of the net asset value of shares of the Trust), transfer agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, selling, redeeming, registering and qualifying for sale shares of beneficial interest in the Trust; expenses of preparing and printing share certificates, prospectuses and reports to shareholders, notices, proxy statements and reports to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers, Trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders meetings; organizational expenses; and extraordinary expenses. Notwithstanding the foregoing,the Trust may enter into a separate agreement, which shall be controlling over this contract, as amended, pursuant to which some or all of the foregoing expenses of this Section 3(b) shall be the responsibility of the other party or parties to that agreement.
4.	(a)	The Adviser shall provide to the Trust investment
guidance and policy direction in connection with the management of the
Funds and Portfolios, including oral and written research, analysis, advice, and statistical and economic data and information.
		Consistent with the investment objectives, policies and
restrictions applicable to the Trust and its Funds and Portfolios, the Adviser will determine the securities and other assets to be purchased or sold by each Fund or Portfolio of the Trust and will determine what portion of each Fund or Portfolio shall be invested in securities or other assets, and what portion, if any, should be held uninvested.
		The Trust will have the benefit of the investment analysis
and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of the Adviser. It is understood that the Adviser will not use any inside information pertinent to investment decisions undertaken in connection with this Contract that may be in its possession or in the possession of any of its affiliates, nor will the Adviser seek to obtain any such information.
		(b)	The Adviser also shall provide to the officers of
the Trust administrative assistance in connection with the operation of the Trust, the Funds and Portfolios, which shall include (i) compliance with all reasonable requests of the Trust for information, including information required in connection with the Trusts filings with the Securities and Exchange Commission and state securities commissions, and (ii) such other services as the Adviser shall from time to time determine to be necessary or useful to the administration of the Trust, Funds and Portfolios.
		(c)	As manager of the assets of the Funds and
Portfolios, the Adviser shall make investments for the account of the Funds and Portfolios in accordance with the Advisers best judgment and within the investment objectives, policies, and restrictions set forth in the Prospectus, the 1940 Act and the provisions of the Internal Revenue Code relating to regulated investment companies, subject to policy decisions adopted by the Trusts Board of Trustees.
		(d)	The Adviser shall furnish to the Trusts Board of
Trustees periodic reports on the investment performance of the Trust and its Funds and Portfolios and on the performance of its obligations under this Contract and shall supply such additional reports and information as the Trusts officers or Board of Trustees shall reasonably request.
		(e)	On occasions when the Adviser deems the purchase
or sale of a security to be in the best interest of a Fund or Portfolio as well as other of its clients, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution of the order or lower brokerage commissions, if any. The Adviser may also on occasion purchase or sell a particular security for one or more clients in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other customers.
		(f)	The Adviser may cause a Fund and/or Portfolio
to pay a broker which provides brokerage and research services to the Adviser a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Adviser determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Advisers overall responsibilities to the Trust and any other of the Advisers clients.
5.	The Adviser shall give the Trust the benefit of the Advisers best judgment and efforts in rendering services under this Contract.  As an inducement to the Advisers undertaking to render these services, the Trust agrees that the Advisershall not be liable under this Contract for any mistake in judgment or in any other event whatsoever, provided that nothing in this Contract shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisers duties under this Contract or by reason of the Advisers reckless disregard of its obligations and duties hereunder.
6.	In consideration of the services to be rendered by the Adviser under this Contract, each Fund and each Portfolio of the Trust shall pay the Adviser a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund or Portfolio, as applicable, during the preceding month, at the annual rates provided for in Exhibit A, as such Exhibit A may be amended from time to time.
	If the fees payable to the Adviser pursuant to this paragraph
6 begin to accrue before the end of any month or if this Contract terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be pro-rated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of each Fund and each Portfolio shall be computed in the manner specified in the Prospectus for the computation of net asset value. For purposes of this Contract, a business day is any day the New York Stock Exchange is open for trading.
7.	If the aggregate expenses of every character incurred by, or allocated to, the Trust in any fiscal year, other than interest, taxes, brokerage commissions and other portfolio transaction expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles and any extraordinary expense (including, without limitation, litigation and indemnification expense), but including the fees payable under this Contract (includable expenses), exceed any expense limitations applicable to the Trust imposed by state securities laws or regulations thereunder, as these limitations may be raised or lowered from time to time, the Adviser shall pay the Trust an amount equal to that excess. With respect to portions of a fiscal year in which this Contract shall be in effect, the foregoing limitations shall be pro-rated according to the proportion which that portion of the fiscal year bears to the full fiscal year.  At the end of each month of the
Trusts fiscal year, the Adviser will review the includable expenses accrued during that fiscal year to the end of the period and shall estimate the contemplated includable expenses for the balance of that fiscal year.  If, as a result of that review and estimation, it appears likely that the includable expenses will exceed the limitations referred to in this paragraph 7 for a fiscal year with respect to the
Trust, the monthly fees relating to the Trust payable to the Adviser under this Contract and under the Administration Agreement for such month shall be reduced, subject to a later reimbursement to reflect actual expenses, by an amount equal to a pro rata portion (pro-rated on the basis of the remaining monthsof the fiscal year, including the month just ended) of the amount by which the includable expenses for the fiscal year (less an amount equal to the aggregate of actual reductions made to this provision with respect to prior months of the fiscal year) are expected to exceed the limitations provided in this paragraph 7. For purposes of the foregoing, the value of the net assets of each Fund and each Portfolio of the Trust shall be computed in the manner specified in paragraph 6, and any payments required to be made by the Adviser shall be made once a year promptly after the end of the Trusts fiscal year.
8.	(a)	This Contract shall become effective with respect to the
Funds and Portfolios on May 5, 2000 (and, with respect to any amendment, or with respect to any additional fund or portfolio, the date of the amendment or Supplement hereto) and shall continue in effect with respect to a Fund or Portfolio for a period of more than two years from that date (or, with respect to any additional fund or portfolio, the date of the Supplement) only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the
Fund or Portfolio or by the Trusts Board of Trustees and (ii) by the
vote, cast in person at a meeting called for such purpose, of a majority of the Trusts trustees who are not parties to this Contract or interested persons (as defined in the 1940 Act) of any such party.
		(b)	This Contract may be terminated with respect
to a Fund or Portfolio (or any additional fund or portfolio) at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the
Fund or Portfolio or by a vote of a majority of the Trusts entire
Board of Trustees on 60 days written notice to the Adviser or by the
Adviser on 60 days written notice to the Trust.  This Contract
(or any Supplement hereto) shall terminate automatically in the event of its assignment (as defined in the 1940 Act).
	9.  	Except to the extent necessary to perform the Advisers
obligations under this Contract, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.
10.	The investment management services of the Adviser to the Trust under this contract are not to be deemed exclusive as to the Adviser and the Adviser will be free to render similar services to others.
11.	This Contract shall be construed in accordance with the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.
12.	The Declaration of Trust establishing the Trust, as amended
and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the Declaration), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name PIMCO Funds refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.


	If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

						Very truly yours,

						PIMCO FUNDS


						By: /s/Wes Burns
						Title:	President


ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC



By: /s/Brent R. Harris
Title:	Managing Director


-------------------------------------------------------------------------------


SUPPLEMENT TO
INVESTMENT ADVISORY CONTRACT

PIMCO Funds
840 Newport Center Drive
Newport Beach, California 92660

May 22, 2007


Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE: 	PIMCO StocksPLUS Long Duration Fund (the "Fund")

Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Funds
(the "Trust") and Pacific Investment Management Company LLC (the "Adviser") dated May 5, 2000 (as restated August 19, 2003) (the "Contract"), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at a fee rate set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Fund to Exhibit A. Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

The Declaration of Trust establishing the Trust, as amended and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name PIMCO Funds refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.


Investment Advisory Contract
EXHIBIT A
(as of May 21-22, 2007)

PIMCO Funds

Fund Investment Advisory Fee


All Asset All Authority Fund* 			0.20%
All Asset Fund* 				0.175%
California Intermediate Municipal Bond Fund 	0.225%
California Short Duration Municipal Income Fund 0.20%
Commercial Mortgage Securities Fund 		0.40%
CommodityRealReturn Strategy Fund 		0.49%
Convertible Fund 				0.40%
Developing Local Markets			0.45%
Diversified Income Fund 			0.45%
Emerging Local Bond Fund			0.45%
Emerging Markets Bond Fund 			0.45%
European StocksPLUS TR Strategy Fund*		0.50%
Extended Duration Fund		 		0.25%
Far East (Ex-Japan) StocksPLUS TR Strategy Fund*0.50%
Floating Income Fund 				0.30%
Foreign Bond Fund (U.S. Dollar-Hedged) 		0.25%
Foreign Bond Fund (Unhedged) 			0.25%
Fundamental IndexPLUS 				0.45%
Fundamental IndexPLUS TR 			0.54%
Global Bond Fund (U.S. Dollar-Hedged) 		0.25%
Global Bond Fund (Unhedged) 			0.25%
GNMA Fund 					0.25%
High Yield Fund 				0.25%
High Yield Municipal Bond Fund			0.30%
Income Fund					0.25%
International StocksPLUS TR Strategy Fund
(U.S. Dollar-Hedged)*				0.50%
International StocksPLUS TR Strategy Fund
(Unhedged)					0.44%
Investment Grade corporate Bond Fund      	0.25%
Japanese StocksPLUS TR Strategy Fund*		0.50%
Liquid Assets Fund 				0.10%
Loan Obligation Fund 				0.25%
Long Duration Fund 				0.25%
Long Duration Total Return Fund                 0.25%
Long-Term U.S. Government Fund 			0.225%
Low Duration Fund 				0.25%
Low Duration Fund II 				0.25%
Low Duration Fund III 				0.25%
Moderate Duration Fund 				0.25%
Money Market Fund 				0.12%
Municipal Bond Fund 				0.225%
New York Municipal Bond Fund 			0.225%
Real Return Asset Fund				0.35%
Real Return Fund 				0.25%
RealEstateRealReturn Strategy Fund 		0.49%
Short Duration Municipal Income Fund 		0.20%
Short-Term Fund 				0.25%
Small Cap StocksPLUS TR Fund 			0.49%
StocksPLUS Fund 				0.30%
StocksPLUS Long Duration Fund                   0.35%
StocksPLUS Municipal-Backed Fund* 		0.39%
StocksPLUS Total Return Fund*			0.44%
StocksPLUS TR Short Strategy Fund 		0.49%
Total Return Fund 				0.25%
Total Return Fund II 				0.25%
Total Return Fund III 				0.25%
Total Return Mortgage Fund 			0.25%


Private Account Portfolio Series

Portfolio Investment Advisory Fee

Asset-Backed Securities Portfolio 		0.02%
Asset-Backed Securities Portfolio II 		0.02%
Developing Local Markets Portfolio 		0.02%
Emerging Markets Portfolio 			0.02%
High Yield Portfolio 				0.02%
International Portfolio 			0.02%
Investment Grade Corporate Portfolio 		0.02%
Mortgage Portfolio 				0.02%
Mortgage Portfolio II 				0.02%
Municipal Sector Portfolio 			0.02%
Opportunity Portfolio 				0.02%
Real Return Portfolio 				0.02%
Short-Term Portfolio 				0.02%
Short-Term Portfolio II 			0.02%
U.S. Government Sector Portfolio 		0.02%
U.S. Government Sector Portfolio II 		0.02%

*Reflects a fee reduction effective October 1, 2006.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.


					Very truly yours,

					PIMCO FUNDS


					By: /s/Ernest L. Schmider
					Title:  President
					Date:  May 22, 2007



ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


By: /s/Brent R. Harris
Title:  Managing Director
Date:  May 22, 2007



-------------------------------------------------------------------------------


SUPPLEMENT TO
INVESTMENT ADVISORY CONTRACT

PIMCO Funds
840 Newport Center Drive
Newport Beach, California 92660

October 1, 2007


Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660


Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Funds (the "Trust") and Pacific Investment Management Company LLC (the "Adviser") dated May 5, 2000 (as restated August 19, 2003) (the "Contract"), the parties may amend the Contract to reflect fee reductions by the Advisor.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to revise Exhibit A. Accordingly, the current
Exhibit A is replaced with the new Exhibit A attached hereto.


Investment Advisory Contract
EXHIBIT A
(as of October 1, 2007)

PIMCO Funds

Fund Investment Advisory Fee


All Asset All Authority Fund 			0.20%
All Asset Fund	 				0.175%
California Intermediate Municipal Bond Fund 	0.225%
California Short Duration Municipal Income Fund 0.20%
Commercial Mortgage Securities Fund 		0.40%
CommodityRealReturn Strategy Fund 		0.49%
Convertible Fund 				0.40%
Developing Local Markets			0.45%
Diversified Income Fund 			0.45%
Emerging Local Bond Fund			0.45%
Emerging Markets Bond Fund 			0.45%
European StocksPLUS TR Strategy Fund*		0.45%
Extended Duration Fund		 		0.25%
Far East (Ex-Japan) StocksPLUS TR Strategy Fund*0.45%
Floating Income Fund 				0.30%
Foreign Bond Fund (U.S. Dollar-Hedged) 		0.25%
Foreign Bond Fund (Unhedged) 			0.25%
Fundamental IndexPLUS 				0.45%
Fundamental IndexPLUS TR 			0.54%
Global Bond Fund (U.S. Dollar-Hedged) 		0.25%
Global Bond Fund (Unhedged) 			0.25%
GNMA Fund 					0.25%
High Yield Fund 				0.25%
High Yield Municipal Bond Fund			0.30%
Income Fund					0.25%
International StocksPLUS TR Strategy Fund
(U.S. Dollar-Hedged)*				0.45%
International StocksPLUS TR Strategy Fund
(Unhedged)					0.39%
Investment Grade corporate Bond Fund      	0.25%
Japanese StocksPLUS TR Strategy Fund*		0.45%
Liquid Assets Fund 				0.10%
Loan Obligation Fund 				0.25%
Long Duration Fund 				0.25%
Long Duration Total Return Fund                 0.25%
Long-Term U.S. Government Fund 			0.225%
Low Duration Fund 				0.25%
Low Duration Fund II 				0.25%
Low Duration Fund III 				0.25%
Moderate Duration Fund 				0.25%
Money Market Fund 				0.12%
Mortgage-Backed Securities Fund			0.25%
Municipal Bond Fund 				0.225%
New York Municipal Bond Fund 			0.225%
Real Return Asset Fund				0.35%
Real Return Fund 				0.25%
RealEstateRealReturn Strategy Fund 		0.49%
Short Duration Municipal Income Fund 		0.20%
Short-Term Fund 				0.25%
Small Cap StocksPLUS TR Fund* 			0.44%
StocksPLUS Fund* 				0.25%
StocksPLUS Long Duration Fund                   0.35%
StocksPLUS Municipal-Backed Fund* 		0.34%
StocksPLUS Total Return Fund*			0.39%
StocksPLUS TR Short Strategy Fund* 		0.44%
Total Return Fund 				0.25%
Total Return Fund II 				0.25%
Total Return Fund III 				0.25%


Private Account Portfolio Series

Portfolio Investment Advisory Fee

Asset-Backed Securities Portfolio 		0.02%
Asset-Backed Securities Portfolio II 		0.02%
Developing Local Markets Portfolio 		0.02%
Emerging Markets Portfolio 			0.02%
High Yield Portfolio 				0.02%
International Portfolio 			0.02%
Investment Grade Corporate Portfolio 		0.02%
Mortgage Portfolio 				0.02%
Mortgage Portfolio II 				0.02%
Municipal Sector Portfolio 			0.02%
Opportunity Portfolio 				0.02%
Real Return Portfolio 				0.02%
Short-Term Portfolio 				0.02%
Short-Term Portfolio II 			0.02%
U.S. Government Sector Portfolio 		0.02%
U.S. Government Sector Portfolio II 		0.02%

*Reflects a fee reduction effective October 1, 2007.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.


					Very truly yours,

					PIMCO FUNDS


					By: /s/Ernest L. Schmider
					Title:  President
					Date:  October 1, 2007



ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


By: /s/Brent R. Harris
Title:  Managing Director
Date:  October 1, 2007